(BANK OF AMERICA LOGO)

January 16, 2001           EXHIBIT 99.1


Contact:
Investors   Susan Carr (704-386-8059) or Kevin Stitt (704-386-5667)
Media       Bob Stickler (704-386-8465)



           Bank of America Announces Earnings of $7.9 Billion for 2000



CHARLOTTE, January 16, 2001 - Bank of America Corporation today reported fourth quarter earnings of $1.39 billion, or $.85 per share (diluted), in line with the company's estimates last December that higher loan losses and reduced capital markets related business associated with a slowing economy would impact results.

A year ago, the company reported net income of $1.90 billion, or $1.10 per share, including a $213 million after-tax charge to cover costs associated with the merger of NationsBank and BankAmerica corporations.

Cash-basis earnings - which exclude the amortization of intangibles - were $1.60 billion, or $ .98 per share, in the latest quarter.

For the full year, Bank of America's operating earnings were $7.86 billion, or $4.72 per share. A year earlier, the company's operating earnings totaled $8.24 billion, or $4.68 per share.

The return on common equity for 2000 was 16.70 percent while the return on average assets was 1.17 percent.

In 2000, Bank of America's net income was $7.52 billion, or $4.52 per share, compared to $7.88 billion, or $4.48 per share, in 1999. Results in 2000 and 1999 included after-tax charges associated with growth initiatives and mergers of $346 million and $358 million, respectively.


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


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Fourth Quarter Financial Highlights (compared to a year ago)
------------------------------------------------------------

o Managed loans increased 9 percent to $422 billion.

o Deposits grew 5 percent to $358 billion.

o Deposit and loan growth more than offset the impact of lower spreads and the cost of share repurchases to produce 5 percent growth in net interest income.

o Card fee revenue rose 7 percent.

o Investment and Brokerage Service revenues were up 10 percent.

o Provision expense exceeded net charge-offs by $135 million in the fourth quarter of 2000.

o Results included a gain from the sale of the company's factoring unit.

Revenue
-------

Revenue declined 1 percent in the fourth quarter from the previous year, mostly reflecting the impact of declines in the market value of equity investments and increased lease residual charges.

Fully taxable-equivalent net interest income increased 5 percent to $4.79 billion, reflecting a 9 percent increase in earning assets, partly offset by continued spread compression and the cost of share repurchases. Despite moderating growth in the fourth quarter due to slowing economic conditions and strategic efforts to reduce portfolio levels, average managed loans were 9 percent above a year ago. Deposits were up 5 percent, in part reflecting initiatives aimed at expanding balances with core relationship customers. The impact of lower estimated auto lease residual values reduced net interest income by $24 million.

Noninterest income declined 8 percent to $3.30 billion, as revenue increases in card services, investment and brokerage services and service charges were offset by declines in equity investment gains, mortgage servicing, investment banking and trading revenue. Debit card fees rose 25 percent as marketing efforts paid off in a sharp increase in market penetration.


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Page 3


Among the factors offsetting these and other improvements were a $208 million decline in the market value of equity investments and a $57 million increase in auto lease residual writedowns. Trading account profits were down 8 percent while investment banking fees declined by 7 percent from a year ago, due to the slowdown in capital markets.

Efficiency
----------
Noninterest expense increased 2 percent to $4.64 billion, reflecting a 5 percent reduction in personnel expense offset by higher marketing and legal expenses plus costs related to the downsizing of operations in Columbia and Venezuela. The efficiency ratio was 57.4 percent.

Credit Quality
--------------
As the company projected late last year, loan losses and nonperforming assets increased significantly in the fourth quarter as the economy slowed. Higher provision expense accounted for the majority of the decline in net income.

o The provision for credit losses in the fourth quarter was $1.21 billion compared to $350 million a year earlier. Provision expense exceeded net charge-offs by $135 million.

o Net charge-offs were $1.08 billion, or 1.07 percent of loans and leases, up from $501 million, or .55 percent, a year ago. Net charge-offs included a one-time addition of $104 million to conform to new FFIEC standards on consumer loans and a significant writedown of one large credit as announced in the company's 10-Q last November.

o Nonperforming assets were $5.5 billion, or 1.39 percent of loans, leases and foreclosed properties at December 31, 2000, compared to $3.2 billion, or .86 percent a year earlier. The increase in nonperforming assets was centered in the commercial domestic portfolio, where nonperforming loans were up $1.7 billion from a year earlier. A $497 million increase in consumer finance nonperforming loans, associated with the growth in that portfolio, also contributed to the rise in problem assets.

o The allowance for credit losses totaled $6.8 billion at December 31, 2000, up $10 million from a year ago, and equaled 1.74 percent of loans and leases.


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Capital Management
------------------
Total shareholders' equity was $47.6 billion at December 31, 2000, up 7 percent from 12 months earlier. This represented 7.42 percent of period-end assets of $642 billion. The Tier 1 Capital Ratio was 7.50 percent.

During the quarter, the company repurchased 18 million shares. Since June 1999, 146 million shares have been repurchased, representing an investment in Bank of America stock of $8.1 billion. Average (diluted) common shares outstanding were
1.639 billion in the fourth quarter, down 5 percent from 1.725 billion a year earlier.

Full Year Summary
-----------------

Revenue rose 2 percent over the previous year.

Net interest income increased 2 percent to $18.76 billion.

o A 9 percent increase in managed loans and higher trading related revenues more than offset spread compression caused in part by a change in mix and the cost of share repurchases.

o The deterioration in auto lease residual values created a $107 million increase in auto lease residual charges to net interest income.

Noninterest income increased 3 percent to $14.49 billion.

o Card fee revenue, investment and brokerage service fees and trading revenue all grew by double digits.

o The absence of loan sales and securitizations, which boosted the year-ago results, and the impact of a $278 million increase in auto lease residual charges were the primary factors in reducing other income to $775 million from $1.5 billion.

Noninterest expense was virtually unchanged.

Deterioration in credit quality in the second half of the year resulted in higher loan losses and provision expense.

o Provision expense rose 39 percent to $2.5 billion due to an increase in loan losses and nonperforming assets in the fourth quarter.


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o Net charge-offs totaled $2.4 billion compared to $2.0 billion in 1999. A sharp increase in the fourth quarter of 2000, driven by a one-time addition of $104 million to conform to new FFIEC standards on consumer loans and a significant writedown of one large credit, more than accounted for the rise.

o Nonperforming assets rose 70 percent to $5.5 billion at December 31, 2000.

o The reserve for loan losses ended 2000 at $6.8 billion, or 1.74 percent of loans and leases, compared to $6.8 billion, or 1.84 percent a year ago.


Consumer and Commercial Banking
-------------------------------

For the full year, Consumer and Commercial Banking earnings declined 2 percent to $4.64 billion. Revenue declined 2 percent while expenses fell 4 percent.

The Card businesses, which include consumer, commercial, debit and government cards and merchant processing, all achieved double-digit growth. Total card fee revenue was up 11 percent and purchase volume rose 17 percent. Service charge revenue was up 4 percent in the Banking Regions. A $385 million increase in auto lease residual charges, the impact of divestitures and fewer one-time gains than a year earlier more than offset these positive trends. Personnel expense was lower due to growth and productivity initiatives.

Global Corporate and Investment Banking
---------------------------------------

Global Corporate and Investment Banking earnings declined 10 percent to $2.1 billion, reflecting higher loan losses and slower capital markets activity at the end of the year. Revenue increased 9 percent and expenses were up 11 percent.

Revenue growth in 2000 was driven by the buildout of the investment banking and trading platforms. Global Capital Raising reported 38 percent revenue growth due to higher investment banking fees and trading revenue. This growth resulted in a steady increase in market shares and rankings. Bank of America ranked in the top ten in all key product areas. The decline in earnings was primarily the result of higher credit costs.


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Asset Management
----------------

Asset Management earned $601 million, 18 percent above a year earlier. Revenue rose 7 percent while expenses were up 2 percent.

Mutual fund fees grew 30 percent, reflecting an increase in mutual fund assets under management during the year of almost $29 billion to $110 billion. Total assets under management were up $30 billion to $277 billion. Higher expenses reflected the company's investments to expand the number of private banking offices and sales personnel across the asset management businesses.

Equity Investments
------------------

Equity Investments earned $460 million, 39 percent above a year earlier.

Revenues rose 26 percent to $864 million, driven by strong gains in strategic investments and alliances as well as in principal investing.

Bank of America is the largest bank in the United States. With full-service operations in 21 states and the District of Columbia, it provides financial products and services to almost 40 percent of the households in its retail footprint and two million businesses. The bank also supports business transactions in 190 countries. Its stock (ticker: BAC) is listed on the New York, Pacific and London stock exchanges. Certain shares also are listed on the Tokyo Stock Exchange.


NOTE: James H. Hance Jr., vice chairman and chief financial officer, will discuss the results for the fourth quarter and the full year 2000 as well as the outlook for 2001 in a conference call at 9:30 a.m. (EDT) today. The call can be accessed through a webcast available on the Bank of America website at http://www.bankofamerica.com/investor



                             www.bankofamerica.com


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Forward Looking Statements
--------------------------
This press release contains forward-looking statements with respect to the financial conditions and results of operations of Bank of America, including, without limitation, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) projected business increases following process changes and other investments are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions are greater than expected; (4) general economic conditions, internationally, nationally or in the states in which the company does business, are less favorable than expected; (5) changes in the interest rate environment reduce interest margins and affect funding sources; (6) changes in market rates and prices may adversely affect the value of financial products; and (7) legislation or regulatory requirements or changes adversely affect the businesses in which the company is engaged; and (8) decisions to downsize, sell or close units or otherwise change the business mix of the company. For further information, please refer to Bank of America's reports filed with the SEC.

    Bank of America

                                                                   Three Months                       Twelve Months
                                                                 Ended December 31                  Ended December 31
                                                           ----------------------------       --------------------------------
                                                               2000              1999                2000              1999
                                                            ---------         ---------          ---------          ---------
Financial Summary
-----------------
(In millions, except per share data)

Operating net income ..............................        $    1,385        $    2,115        $     7,863        $     8,240
 Operating earnings
  per common share ................................              0.85              1.24               4.77               4.77
 Diluted operating earnings
  per common share ................................              0.85              1.23               4.72               4.68

Cash basis earnings (1) ...........................             1,599             2,334              8,727              9,128
 Cash basis earnings per
  common share ....................................              0.98              1.37               5.30               5.28
 Cash basis diluted earnings
  per common share ................................              0.98              1.35               5.24               5.19
Dividends per common share ........................               .56               .50               2.06               1.85
Closing market price
  per common share ................................             45.88             50.19              45.88              50.19
Average common shares issued
  and outstanding .................................         1,623.721         1,701.092          1,646.398          1,726.006
Average diluted common shares
  issued and outstanding ..........................         1,638.863         1,725.187          1,664.929          1,760.058

Summary Income Statement (Operating Basis)
------------------------------------------
(Taxable-equivalent basis in millions)

Net interest income ...............................        $    4,788        $    4,541        $    18,764        $    18,452
Provision for credit losses .......................            (1,210)             (350)            (2,535)            (1,820)
Gains on sales of securities ......................                 2                14                 25                240
Noninterest income ................................             3,298             3,596             14,489             14,069
Other noninterest expense .........................            (4,637)           (4,550)           (18,083)           (17,986)
                                                            ---------         ---------          ---------          ---------
Income before income taxes ........................             2,241             3,251             12,660             12,955
Income taxes - including taxable-
 equivalent basis adjustment ......................               856             1,136              4,797              4,715
                                                            ---------         ---------          ---------          ---------
Operating net income ..............................        $    1,385        $    2,115        $     7,863        $     8,240
                                                            =========         =========          =========          =========

Summary Balance Sheet
---------------------
(Average balances in billions)

Loans and leases ..................................     $     399.549    $      364.210    $       392.622    $       362.783
Managed loans and leases(2) .......................           422.171           387.898            418.597            382.445
Securities ........................................            79.501            86.442             84.211             80.127
Earning assets ....................................           590.728           543.564            583.467            531.511
Total assets ......................................           677.458           630.743            671.573            616.838
Deposits ..........................................           357.554           341.913            353.294            341.748
Shareholders' equity ..............................            47.639            46.792             47.132             46.601
Common shareholders' equity .......................            47.565            46.714             47.057             46.527

Performance Indices (Operating Basis)
-------------------------------------

Return on average common
 shareholders' equity .............................             11.57%            17.95%             16.70%             17.70%
Return on average tangible
 common shareholders' equity ......................             18.54             28.38              26.06              28.46
Return on average assets ..........................              0.81              1.33               1.17               1.34
Return on average tangible
 assets ...........................................              0.96              1.50               1.33               1.52
Net interest yield ................................              3.23              3.32               3.22               3.47
Efficiency ratio ..................................             57.35             55.91              54.38              55.30
Cash basis efficiency ratio .......................             54.70             53.22              51.78              52.57
Shareholder Value Added (SVA) .....................        $      164        $      921        $     3,081        $     3,544
Net charge-offs (in millions) .....................             1,075               501              2,400              2,000
 % of average loans and leases ....................              1.07%              .55%               .61%               .55%
Managed bankcard net charge-offs
 as a % of average managed
 bankcard receivables .............................              4.33              5.29               4.66               5.57

Reported Results (Including Merger and Restructuring Charges)
-------------------------------------------------------------
(In millions, except per share data)

Net income ........................................        $    1,385        $    1,902        $     7,517        $     7,882
 Earnings per common share ........................              0.85              1.12               4.56               4.56
 Diluted earnings
  per common share ................................              0.85              1.10               4.52               4.48
Return on average common
 shareholders' equity .............................             11.57%            16.14%             15.96%             16.93%


(1) Cash basis earnings equals operating net income excluding amortization of intangibles.
(2) Prior periods have been restated for comparability (e.g. acquisitions, divestitures and securitizations).

Bank of America                               - Continued

                                                            December 31

                                              ------------------------------------
                                                     2000                1999
                                              ------------------------------------
Balance Sheet highlights
------------------------
(In billions, except per share data)

Loans and leases ........................      $        392.193   $        370.662
Securities ..............................                65.838             83.069
Earning assets ..........................               549.736            544.940
Total assets ............................               642.191            632.574
Deposits ................................               364.244            347.273
Shareholders' equity ....................                47.628             44.432
Common shareholders' equity .............                47.556             44.355
 Per share ..............................                 29.47              26.44

Total equity to assets ratio (period-end)                  7.42%              7.02%

Risk-based capital ratios:
 Tier 1 .................................                  7.50               7.35
 Total ..................................                 11.04              10.88

Leverage ratio ..........................                  6.12               6.26

Period-end common shares issued
 and outstanding (in millions) ..........             1,613.632          1,677.273

Allowance for credit losses .............      $          6.838   $          6.828
Allowance for credit losses
 as a % of loans and leases .............                 1.74%              1.84%
Allowance for credit losses
 as a % of nonperforming loans ..........                131.30             224.48
Nonperforming loans .....................      $          5.208   $          3.042
Nonperforming assets ....................                 5.457              3.205
Nonperforming assets as a % of:
 Total assets ...........................                  .85%               .51%
 Loans, leases and foreclosed properties                   1.39                .86

OTHER DATA
----------

Full-time equivalent employees ..........               142,724            155,906
Number of banking centers ...............                 4,390              4,524
Number of ATM's .........................                13,963             14,019


BUSINESS SEGMENT RESULTS - Three Months Ended December 31, 2000
(Dollars in millions)

                            Total      Operating      Avg Loans     Return On
                           Revenue     Net Income     and Leases      Equity
                           -------     ----------     ----------      ------
Consumer and
 Commercial Banking ..      $  5,293       $  1,172       $263,222        19.3%
Asset Management Group           585            129         23,371        28.9
Global Corporate and
 Investment Banking ..         2,022            164        112,597         4.7
Equity Investments ...           (89)           (73)           462       (13.4)
Other ................           275             (7)           n/m      n/m

n/m = not meaningful

Bank of America
Consolidated Financial Highlights
(Excludes Merger and Restructuring Charges)
------------------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share information; shares in millions)


                                                           Fourth          Third         Second       First      Fourth
                                                          Quarter        Quarter        Quarter     Quarter     Quarter
                                                           2000            2000           2000        2000       1999
                                                         --------------------------------------------------------------------
Operating net income                                        $ 1,385        $ 2,175        $ 2,063     $ 2,240     $ 2,115
Cash basis earnings                                           1,599          2,390          2,281       2,457       2,334

Operating earnings per common share                            0.85           1.33           1.25        1.34        1.24
Diluted operating earnings per common share                    0.85           1.31           1.23        1.33        1.23
Cash basis earnings per common share                           0.98           1.46           1.38        1.47        1.37
Cash basis diluted earnings per common share                   0.98           1.44           1.36        1.46        1.35
Dividends per common share                                     0.56           0.50           0.50        0.50        0.50

Average common shares issued and outstanding              1,623.721      1,639.392      1,653.495   1,669.311   1,701.092
Average diluted common shares issued and outstanding      1,638.863      1,661.031      1,676.089   1,688.318   1,725.187
Period-end common shares issued and outstanding           1,613.632      1,630.824      1,645.701   1,657.754   1,677.273

Period-end managed loans and leases*                      $ 414,038      $ 412,308      $ 411,489   $ 395,038   $ 386,830
Average managed loans and leases*                           422,171        422,364        412,086     400,034     387,898



           *Prior periods have been restated for comparison (e.g. acquisitions, divestitures and securitizations)



Performance ratios (Operating basis):
Return on average assets                                       0.81  %        1.26  %        1.23  %     1.38  %     1.33  %
Return on average tangible assets                              0.96           1.42           1.39        1.55        1.50
Return on average common shareholders' equity                 11.57          18.15          17.63       19.59       17.95
Return on average tangible common shareholders' equity        18.54          27.81          27.51       30.83       28.38
Efficiency ratio                                              57.35          53.01          53.77       53.49       55.91
Cash basis efficiency ratio                                   54.70          50.43          51.12       50.98       53.22
Net interest yield                                             3.23           3.12           3.24        3.27        3.32

Shareholder value added (SVA)                                 $ 164          $ 953          $ 878     $ 1,086       $ 921
Book value per common share                                   29.47          28.69          27.82       27.28       26.44

Market price per share of common stock:
High for the period                                         54.7500        57.6250        61.0000     55.1875     67.5000
Low for the period                                          36.3125        43.6250        42.9844     42.3125     47.6250
Closing price                                               45.8750        52.3750        43.0000     52.4375     50.1875


Other data:
Number of banking centers                                     4,390          4,419          4,450       4,502       4,524
Number of ATM's                                              13,963         13,878         13,944      13,954      14,019
Full-time equivalent employees                              142,724        146,346        150,854     152,948     155,906

(1) Cash basis earnings equals operating net income excluding amortization of intangibles.

Bank of America Corporation
Consolidated Statement of Income
-----------------------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share information)
                                                                          Fourth       Third      Second        First      Fourth
                                                                          Quarter     Quarter     Quarter      Quarter     Quarter
                                                                           2000        2000        2000         2000        1999
                                                                        -----------------------------------------------------------
Interest income
Interest and fees on loan and leases                                      $ 8,250     $ 8,305     $ 7,923      $ 7,394     $ 7,063
Interest and dividends on securities                                        1,184       1,259       1,271        1,331       1,300
Federal funds sold and securities purchased under agreements to resell        551         633         595          575         458
Trading account assets                                                        751         744         694          536         535
Other interest income                                                         434         324         254          250         266
                                                                        -----------------------------------------------------------
    Total interest income                                                  11,170      11,265      10,737       10,086       9,622
                                                                        -----------------------------------------------------------
Interest expense
Deposits                                                                    2,927       2,868       2,720        2,495       2,324
Short-term borrowings                                                       1,942       2,223       1,990        1,802       1,638
Trading account liabilities                                                   285         237         189          181         190
Long-term debt                                                              1,322       1,344       1,207        1,084         995
                                                                        -----------------------------------------------------------
    Total interest expense                                                  6,476       6,672       6,106        5,562       5,147
                                                                        -----------------------------------------------------------
Net interest income                                                         4,694       4,593       4,631        4,524       4,475
Provision for credit losses                                                 1,210         435         470          420         350
                                                                        -----------------------------------------------------------
Net interest income after provision for credit losses                       3,484       4,158       4,161        4,104       4,125
Gains on sales of securities                                                    2          11           6            6          14
Noninterest income
Consumer service charges                                                      706         684         646          618         669
Corporate service charges                                                     489         489         479          489         477
                                                                        -----------------------------------------------------------
    Total service charges                                                   1,195       1,173       1,125        1,107       1,146
                                                                        -----------------------------------------------------------
Consumer investment and brokerage services                                    358         357         387          364         334
Corporate investment and brokerage services                                   123         114         105          121         103
                                                                        -----------------------------------------------------------
    Total investment and brokerage services                                   481         471         492          485         437
                                                                        -----------------------------------------------------------
Mortgage servicing income                                                     152         144         136          128         210
Investment banking income                                                     366         376         373          397         394
Equity investment gains                                                       (65)        422         134          563         205
Card income                                                                   595         594         556          484         558
Trading account profits                                                       263         372         471          724         287
Other income                                                                  311          93         213          158         359
                                                                        -----------------------------------------------------------
    Total noninterest income                                                3,298       3,645       3,500        4,046       3,596
                                                                        -----------------------------------------------------------
Other noninterest expense
Personnel                                                                   2,257       2,298       2,311        2,534       2,378
Occupancy                                                                     434         419         411          418         419
Equipment                                                                     291         285         296          301         336
Marketing                                                                     223         147         132          119          98
Professional fees                                                             154         100          93          105         178
Amortization of intangibles                                                   214         215         218          217         219
Data processing                                                               172         167         169          159         195
Telecommunications                                                            136         127         133          131         142
Other general operating                                                       585         509         505          515         456
General administrative                                                        171         143         145          124         129
                                                                        -----------------------------------------------------------
    Total other noninterest expense                                         4,637       4,410       4,413        4,623       4,550
                                                                        -----------------------------------------------------------
Operating income before income taxes                                        2,147       3,404       3,254        3,533       3,185
Income tax expense                                                            762       1,229       1,191        1,293       1,070
                                                                        -----------------------------------------------------------
Operating net income                                                      $ 1,385     $ 2,175     $ 2,063      $ 2,240     $ 2,115
                                                                        -----------------------------------------------------------
Operating income available to common shareholders                         $ 1,383     $ 2,174     $ 2,061      $ 2,239     $ 2,114
                                                                        -----------------------------------------------------------
Per share information
Operating earnings per common share                                          $.85       $1.33       $1.25        $1.34       $1.24
                                                                        -----------------------------------------------------------
Diluted operating earnings per common share                                  $.85       $1.31       $1.23        $1.33       $1.23
                                                                        -----------------------------------------------------------
Dividends per common share                                                  $ .56       $ .50       $ .50        $ .50       $ .50
                                                                        -----------------------------------------------------------
Average common shares issued and outstanding (in thousands)             1,623,721   1,639,392   1,653,495    1,669,311   1,701,092
                                                                        -----------------------------------------------------------
Average diluted common shares issued and outstanding (in thousands)     1,638,863   1,661,031   1,676,089    1,688,318   1,725,187
                                                                        -----------------------------------------------------------
As reported (includes merger and restructuring charges, net of tax):
      Net income                                                          $ 1,385     $ 1,829     $ 2,063      $ 2,240     $ 1,902
      Net income available to common shareholders                           1,383       1,828       2,061        2,239       1,901
      Earnings per common share                                              0.85        1.11        1.25         1.34        1.12
      Diluted earnings per common share                                      0.85        1.10        1.23         1.33        1.10

Certain prior period amounts have been reclassified to conform to current period classifications.

Bank of America Corporation
Consolidated Balance Sheet
------------------------------------------------------------------------------------------------------------------------------------


                                                                                    December 31       September 30      December 31
(Dollars in millions)                                                                  2000              2000              1999
------------------------------------------------------------------------------------------------------------------------------------
 Assets
 Cash and cash equivalents                                                            $ 27,513          $ 24,395          $ 26,989
 Time deposits placed and other short-term investments                                   5,448             5,467             4,838
 Federal funds sold and securities purchased under agreements to resell                 28,055            33,408            37,928
 Trading account assets                                                                 43,041            47,198            38,460
 Derivative-dealer assets                                                               15,534            15,398            16,055
 Securities:
  Available-for-sale                                                                    64,651            79,747            81,647
  Held-to-maturity                                                                       1,187             1,356             1,422
-----------------------------------------------------------------------------------------------------------------------------------
    Total securities                                                                    65,838            81,103            83,069
-----------------------------------------------------------------------------------------------------------------------------------
 Loans and leases                                                                      392,193           402,592           370,662
 Allowance for credit losses                                                            (6,838)           (6,739)           (6,828)
-----------------------------------------------------------------------------------------------------------------------------------
    Loans and leases, net of allowance for credit losses                               385,355           395,853           363,834
-----------------------------------------------------------------------------------------------------------------------------------
 Premises and equipment, net                                                             6,433             6,450             6,713
 Customers' acceptance liability                                                         1,972             2,277             1,869
 Interest receivable                                                                     4,432             4,620             3,777
 Mortgage servicing rights                                                               3,762             4,029             4,093
 Goodwill                                                                               11,643            11,803            12,262
 Core deposit and other intangibles                                                      1,499             1,554             1,730
 Other assets                                                                           41,666            38,170            30,957
-----------------------------------------------------------------------------------------------------------------------------------
    Total assets                                                                     $ 642,191         $ 671,725         $ 632,574
-----------------------------------------------------------------------------------------------------------------------------------

 Liabilities Deposits in domestic offices:
    Noninterest-bearing                                                               $ 98,722          $ 92,050          $ 93,476
    Interest-bearing                                                                   211,978           207,801           207,048
 Deposits in foreign offices:
    Noninterest-bearing                                                                  1,923             1,515             1,993
    Interest-bearing                                                                    51,621            52,622            44,756
-----------------------------------------------------------------------------------------------------------------------------------
      Total deposits                                                                   364,244           353,988           347,273
-----------------------------------------------------------------------------------------------------------------------------------
 Federal funds purchased and securities sold under agreements to repurchase             49,411            72,896            74,561
 Trading account liabilities                                                            20,947            25,354            20,958
 Derivative-dealer liabilities                                                          22,402            18,877            16,200
 Commercial paper                                                                        6,955            10,330             7,331
 Other short-term borrowings                                                            35,243            45,271            40,340
 Acceptances outstanding                                                                 1,972             2,277             1,869
 Accrued expenses and other liabilites                                                  20,887            21,506            19,169
 Long-term debt                                                                         67,547            69,412            55,486
 Trust preferred securities                                                              4,955             4,955             4,955
-----------------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                  594,563           624,866           588,142
-----------------------------------------------------------------------------------------------------------------------------------
 Shareholders' equity
 Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and
     outstanding 1,692,172; 1,732,349 and 1,797,702 shares                                  72                74                77
 Common stock, $0.01 par value; authorized - 5,000,000,000 shares; issued and
     outstanding 1,613,632,036; 1,630,823,577 and 1,677,273,267 shares                   8,613             9,397            11,671
 Retained earnings                                                                      39,815            39,338            35,681
 Accumulated other comprehensive losses                                                   (746)           (1,808)           (2,658)
 Other                                                                                    (126)             (142)             (339)
-----------------------------------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                          47,628            46,859            44,432
-----------------------------------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders' equity                                     $ 642,191         $ 671,725         $ 632,574
-----------------------------------------------------------------------------------------------------------------------------------

Bank of America Corporation
Quarterly Taxable-Equivalent Data
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in millions)
                                                                       Fourth Quarter 2000               Third Quarter 2000
                                                               ---------------------------------------------------------------------
                                                                            Interest                           Interest
                                                                 Average     Income/    Yield/     Average      Income/     Yield/
                                                                 Balance     Expense     Rate      Balance      Expense      Rate
                                                               ----------- --------------------   ----------- ------------ ---------
Earning assets:
   Time deposits placed and other short-term investments          $ 5,663      $ 99      6.96 %     $ 4,700       $ 83       6.97 %
    Federal funds sold and securities purchased under
        agreements to resell                                       37,936       551      5.79        40,763        633       6.20
   Trading account assets                                          53,251       758      5.68        53,793        749       5.55
   Securities:
      Available-for-sale (1)                                       78,242     1,193      6.09        82,333      1,254       6.08
      Held-to-maturity                                              1,259        19      6.12         1,395         30       8.59
                                                               ---------------------------------------------------------------------
         Total securities                                          79,501     1,212      6.09        83,728      1,284       6.12
                                                               ---------------------------------------------------------------------
    Loans and leases (2):
      Commercial - domestic                                       147,336     3,057      8.26       151,903      3,173       8.31
      Commercial - foreign                                         30,408       563      7.36        29,845        555       7.39
      Commercial real estate - domestic                            27,220       622      9.09        26,113        597       9.09
      Commercial real estate - foreign                                264         6      8.44           235          5       8.30
                                                               ---------------------------------------------------------------------
        Total commercial                                          205,228     4,248      8.23       208,096      4,330       8.28
                                                               ---------------------------------------------------------------------
      Residential mortgage                                         92,679     1,733      7.47        94,380      1,759       7.45
      Home equity lines                                            21,117       483      9.11        20,185        466       9.18
      Direct/Indirect consumer                                     40,390       843      8.30        41,905        848       8.06
      Consumer finance                                             25,592       570      8.91        25,049        559       8.93
      Bankcard                                                     12,295       384     12.43        10,958        344      12.49
      Foreign consumer                                              2,248        48      8.49         2,190         48       8.79
                                                               ---------------------------------------------------------------------
        Total consumer                                            194,321     4,061      8.34       194,667      4,024       8.25
                                                               ---------------------------------------------------------------------
            Total loans and leases                                399,549     8,309      8.28       402,763      8,354       8.26
                                                               ---------------------------------------------------------------------
   Other earning assets                                            14,828       335      9.00        11,501        241       8.39
                                                               ---------------------------------------------------------------------
            Total earning assets (3)                              590,728    11,264      7.60       597,248     11,344       7.57
                                                               ---------------------------------------------------------------------
Cash and cash equivalents                                          23,458                            24,191
Other assets, less allowance for credit losses                     63,272                            63,578
                                                               ---------------------------------------------------------------------
               Total assets                                      $677,458                          $685,017
                                                               ---------------------------------------------------------------------

Interest-bearing liabilities:
   Domestic interest-bearing deposits:
      Savings                                                     $22,454        80      1.42       $23,195         78       1.33
      NOW and money market deposit accounts                       101,376       788      3.09        99,710        740       2.96
      Consumer CDs and IRAs                                        78,298     1,108      5.63        77,864      1,083       5.53
      Negotiable CDs, public funds and other time deposits          7,570       127      6.68         8,598        140       6.46
                                                               ---------------------------------------------------------------------
         Total domestic interest-bearing deposits                 209,698     2,103      3.99       209,367      2,041       3.88
                                                               ---------------------------------------------------------------------
   Foreign interest-bearing deposits (4):
      Banks located in foreign countries                           26,223       424      6.43        18,845        286       6.03
      Governments and official institutions                         5,884        61      4.14        11,182        177       6.30
      Time, savings, and other                                     24,064       339      5.62        25,972        364       5.58
                                                               ---------------------------------------------------------------------
         Total foreign interest-bearing deposits                   56,171       824      5.84        55,999        827       5.87
                                                               ---------------------------------------------------------------------
            Total interest-bearing deposits                       265,869     2,927      4.38       265,366      2,868       4.30
                                                               ---------------------------------------------------------------------
   Federal funds purchased, securities sold under agreements
         to repurchase and other short-term borrowings            122,680     1,942      6.30       136,007      2,223       6.51
   Trading account liabilities                                     27,548       285      4.13        24,233        237       3.88
    Long-term debt (5)                                             73,041     1,322      7.24        74,022      1,344       7.26
                                                               ---------------------------------------------------------------------
            Total interest-bearing liabilities (6)                489,138     6,476      5.27       499,628      6,672       5.32
                                                               ---------------------------------------------------------------------
Noninterest-bearing sources:
   Noninterest-bearing deposits                                    91,685                            91,368
   Other liabilities                                               48,996                            46,286
   Shareholders' equity                                            47,639                            47,735
                                                                --------------------------------------------------------------------
              Total liabilities and shareholders' equity         $677,458                          $685,017
                                                               ---------------------------------------------------------------------
Net interest spread                                                                      2.33                                2.25
Impact of noninterest-bearing sources                                                     .90                                 .87
                                                               ---------------------------------------------------------------------
Net interest income/yield on earning assets                                  $4,788      3.23 %                 $4,672       3.12 %
                                                               ---------------------------------------------------------------------

(1) The average balance and yield on available-for-sale securities are based on the average of historical amortized cost balances.
(2) Nonperforming loans are included in the average loan balances. Income on such nonperforming loans is recognized on a cash basis.
(3) Interest income includes taxable-equivalent basis adjustments of $94, $79, $78 and $71 in the fourth, third, second and first quarters of 2000 and $66 in the fourth quarter of 1999, respectively. Interest income also includes the impact of risk management interest rate contracts, which (decreased) increased interest income on the underlying assets $(31), $(13), $(11) and $7 in the fourth, third, second and first quarters of 2000 and $57 in the fourth quarter of 1999, respectively.
(4)  Primarily consists of time deposits in denominations of $100,000 or more.
(5)  Long-term debt includes trust preferred securities.
(6) Interest expense includes the impact of risk management interest rate contracts, which (increased) decreased interest expense on the underlying liabilities $(7), $(16), $(5) and $(8) in the fourth, third, second and first quarters of 2000 and $(2) in the fourth quarter of 1999, respectively.

---------------------------------------------------------------------------------------------------------------------------------

             Second Quarter 2000                          First Quarter 2000                        Fourth Quarter 1999
---------------------------------------------------------------------------------------------------------------------------------
                    Interest                                    Interest                                   Interest
    Average         Income/      Yield/           Average        Income/     Yield/          Average        Income/     Yield/
    Balance         Expense       Rate            Balance        Expense      Rate           Balance        Expense      Rate
----------------  ------------- ----------     --------------- ------------ ----------   ---------------- ------------ ---------
      $ 4,578           $ 79       7.02 %           $ 4,504         $ 75       6.65 %          $ 4,512         $ 73      6.33 %

       43,983            595       5.43              45,459          575       5.07             39,700          458      4.60
       48,874            702       5.77              39,733          542       5.47             38,453          544      5.63

       84,054          1,270       6.05              86,878        1,332       6.15             85,009        1,301      6.10
        1,406             27       7.68               1,333           24       7.19              1,433           25      7.25
----------------------------------------------------------------------------------------------------------------------------------
       85,460          1,297       6.08              88,211        1,356       6.16             86,442        1,326      6.12
----------------------------------------------------------------------------------------------------------------------------------

      148,034          3,023       8.21             145,362        2,824       7.81            140,674        2,707      7.64
       29,068            515       7.12              27,927          486       6.99             27,430          453      6.56
       25,497            563       8.88              24,664          517       8.43             24,345          506      8.23
          376              8       9.15                 344            8       9.29                306            6      8.96
----------------------------------------------------------------------------------------------------------------------------------
      202,975          4,109       8.14             198,297        3,835       7.78            192,755        3,672      7.56
----------------------------------------------------------------------------------------------------------------------------------
       91,825          1,696       7.40              85,427        1,566       7.34             79,783        1,450      7.26
       19,067            422       8.91              17,573          377       8.62             16,882          345      8.12
       41,757            867       8.36              41,858          887       8.52             42,442          888      8.30
       24,123            545       9.03              22,798          486       8.53             21,340          440      8.18
        9,429            279      11.87               8,404          234      11.22              8,578          245     11.32
        2,228             48       8.81               2,227           50       9.00              2,430           54      8.77
----------------------------------------------------------------------------------------------------------------------------------

      188,429          3,857       8.21             178,287        3,600       8.10            171,455        3,422      7.94
----------------------------------------------------------------------------------------------------------------------------------
      391,404          7,966       8.17             376,584        7,435       7.93            364,210        7,094      7.74
----------------------------------------------------------------------------------------------------------------------------------

        8,191            176       8.53               8,679          174       8.11             10,247          193      7.51
----------------------------------------------------------------------------------------------------------------------------------
      582,490         10,815       7.45             563,170       10,157       7.24            543,564        9,688      7.09
----------------------------------------------------------------------------------------------------------------------------------
       25,605                                        25,830                                     25,467
       64,493                                        62,019                                     61,712
----------------------------------------------------------------------------------------------------------------------------------
     $672,588                                      $651,019                                   $630,743
----------------------------------------------------------------------------------------------------------------------------------



      $23,936             78       1.32             $24,237           78       1.29            $25,082           80      1.27
      100,186            734       2.94              98,424          679       2.78             97,481          639      2.60
       77,384          1,034       5.38              76,074          983       5.20             74,653          932      4.95
        7,361            111       6.09               6,966          103       5.93              6,825           98      5.73
----------------------------------------------------------------------------------------------------------------------------------
      208,867          1,957       3.77             205,701        1,843       3.60            204,041        1,749      3.40
----------------------------------------------------------------------------------------------------------------------------------

       15,823            232       5.92              14,180          188       5.33             14,305          178      4.93
        9,885            151       6.12               8,745          124       5.72              7,121           99      5.53
       27,697            380       5.51              26,382          340       5.17             24,993          298      4.72
----------------------------------------------------------------------------------------------------------------------------------
       53,405            763       5.74              49,307          652       5.31             46,419          575      4.91
----------------------------------------------------------------------------------------------------------------------------------
      262,272          2,720       4.17             255,008        2,495       3.93            250,460        2,324      3.68
----------------------------------------------------------------------------------------------------------------------------------

      135,817          1,990       5.89             131,517        1,802       5.51            120,858        1,638      5.38
       20,532            189       3.70              23,013          181       3.16             19,223          190      3.92
       69,779          1,207       6.92              64,256        1,084       6.75             59,972          995      6.63
----------------------------------------------------------------------------------------------------------------------------------
      488,400          6,106       5.02             473,794        5,562       4.72            450,513        5,147      4.54
----------------------------------------------------------------------------------------------------------------------------------

       91,154                                        90,366                                     91,453
       45,922                                        40,829                                     41,985
       47,112                                        46,030                                     46,792
----------------------------------------------------------------------------------------------------------------------------------
     $672,588                                      $651,019                                   $630,743
----------------------------------------------------------------------------------------------------------------------------------
                                   2.43                                        2.52                                      2.55
                                    .81                                         .75                                       .77
----------------------------------------------------------------------------------------------------------------------------------
                      $4,709       3.24 %                         $4,595       3.27 %                        $4,541      3.32 %
----------------------------------------------------------------------------------------------------------------------------------

Bank of America
Credit Quality - Nonperforming Assets
-----------------------------------------------------------------------------------------------------------------------------------
(Dollars in millions)

                                                      December 31       September 30      June 30        March 31      December 31
                                                           2000              2000           2000            2000          1999
                                                      ---------------   ---------------  -----------   ----------------------------
Nonperforming loans:
    Commercial - domestic                                   $2,777            $1,950       $1,535            $1,301        $1,163
    Commercial - foreign                                       486               564          588               500           486
    Commercial real estate - domestic                          236               136          164               208           191
    Commercial real estate - foreign                             3                 1            2                 3             3
                                                      -------------   ---------------    ---------    --------------  ------------
         Total Commercial Product                            3,502             2,651        2,289             2,012         1,843
                                                      -------------   ---------------    ---------    --------------  ------------
    Residential mortgage                                       551               502          505               483           529
    Home equity lines                                           32                47           44                45            46
    Direct/Indirect consumer                                    19                19           20                18            19
    Consumer finance                                         1,095               951          826               737           598
    Foreign consumer                                             9                 7            7                 7             7
                                                      -------------   ---------------    ---------    --------------  ------------
         Total Consumer Product                              1,706             1,526        1,402             1,290         1,199
                                                      -------------   ---------------    ---------    --------------  ------------
         Total nonperforming loans                           5,208(1)          4,177(1)     3,691             3,302         3,042
Foreclosed properties                                          249               226          195               179           163
                                                      -------------   ---------------    ---------    --------------  ------------
         Total nonperforming assets                         $5,457            $4,403       $3,886            $3,481        $3,205
                                                      -------------   ---------------    ---------    --------------  ------------


Loans past due 90 days or more and still accruing             $495              $503         $482              $461          $521

Nonperforming assets as a percentage of:
    Total assets                                               .85  %            .65 %        .57 %             .53 %         .51 %
    Loans, leases and foreclosed properties                   1.39              1.09          .97               .91           .86


----------------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets by business segment:
    Consumer and Commercial Banking                         $2,744            $2,370       $2,176            $1,994        $1,823
    Asset Management Group                                     166                36           42                18            33
    Global Corporate and Investment Banking                  2,526             1,983        1,655             1,455         1,336
    Equity Investments                                          20                12           12                12             8
    Corporate Other                                              1                 2            1                 2             5
                                                      -------------   ---------------    ---------    --------------  ------------
         Total nonperforming assets                         $5,457            $4,403       $3,886            $3,481        $3,205
                                                      -------------   ---------------    ---------    --------------  ------------

(1) Balance does not include $124 million and $95 million of loans held for sale included in Other assets at December 31, 2000 and September 30, 2000, respectively, which would have been classified as nonperforming had they been included in Loans.

Bank of America
Credit Quality - Loan Losses
---------------------------------------------------------------------------------------------------------------------------------
(Dollars in millions)

                                                    Fourth           Third           Second          First          Fourth
                                                    Quarter         Quarter          Quarter        Quarter         Quarter
                                                     2000            2000             2000           2000            1999
                                                 ------------    ------------    -------------    -----------    ------------
Net charge-offs:
    Commercial - domestic                              $ 704           $ 185            $ 226          $ 172           $ 191
    Commercial - foreign                                  34              23               24              5              22
    Commercial real estate - domestic                      3              (2)               6              6               1
    Commercial real estate - foreign                       -               -                -             (2)              -
    Total Commercial                                     741             206              256            181             214
    Residential mortgage                                  13               6                4              4               6
    Home equity lines                                     12               2                3              3               4
    Bankcard*                                            101              79               77             81              94
    Direct/Indirect consumer                             111              61               61             91             110
    Consumer finance                                      82              68               59             57              72
    Other consumer domestic                               14              12               10              2               -
    Foreign consumer                                       1               1                -              1               1
                                                 ------------    ------------    -------------    -----------    ------------
    Total Consumer                                       334             229              214            239             287
                                                 ------------    ------------    -------------    -----------    ------------
            Total                                    $ 1,075           $ 435            $ 470          $ 420           $ 501
                                                 ------------    ------------    -------------    -----------    ------------

Loss ratios:
    Commercial - domestic                               1.90 %           .48 %            .62 %          .47 %           .54 %
    Commercial - foreign                                 .45             .30              .33            .08             .32
    Commercial real estate - domestic                      -               -              .09            .10             .02
    Commercial real estate - foreign                     .05             .21              .16              -             .44
    Total Commercial                                    1.44             .39              .51            .37             .44
    Residential mortgage                                 .05             .03              .02            .02             .03
    Home equity lines                                    .24             .04              .05            .07             .10
    Bankcard**                                          3.25            2.89             3.30           3.86            4.34
    Direct/Indirect consumer                            1.10             .57              .58            .88            1.02
    Consumer finance                                    1.27            1.08              .97           1.01            1.33
    Other consumer domestic                                -               -                -              -               -
    Foreign consumer                                     .18             .20              .09            .12             .25
                                                 ------------    ------------    -------------    -----------    ------------
    Total Consumer                                       .69             .47              .46            .54             .66
            Total                                       1.07             .43              .48            .45             .55

Loss ratios by business segment:
    Consumer and Commercial Banking                      .81 %           .45 %            .48 %          .52 %           .78 %
    Asset Management Group                               .64             n/m              n/m            n/m             .22
    Global Corporate and Investment Banking             1.78             .48              .62            .35             .39
    Equity Investments                                  1.14             n/m              n/m           1.41            4.45

Allowance for credit losses                          ($6,838)        ($6,739)         ($6,815)       ($6,827)        ($6,828)

Allowance for credit losses as a percentage
of loans and leases                                     1.74 %          1.67 %           1.70 %         1.79 %          1.84 %

--------------------------------------------------------------------------------------------------------------------------------
*   Managed Bankcard receivable net charge-offs        $ 234           $ 216            $ 237          $ 257           $ 257
** Managed Bankcard portfolio loss ratios               4.33 %          4.15 %           4.84 %         5.43 %          5.29 %

(1)Average managed Bankcard receivables             $ 21,461        $ 20,681         $ 19,677       $ 19,051        $ 18,601


(1) Prior periods have been restated for comparison (e.g. acquisitions, divestitures and securitizations)

Bank of America
Capital
----------------------------------------------------------------------------------------------------------------------------
(Dollars in millions)


                                                          Fourth         Third         Second          First        Fourth
                                                         Quarter       Quarter        Quarter        Quarter       Quarter
                                                           2000          2000           2000           2000          1999
                                                     ------------    ----------    -----------    -----------    ----------
Beginning total shareholders' equity                     $46,859       $45,861        $45,299        $44,432       $45,889
Net income                                                 1,385         1,829          2,063          2,240         1,902
Dividends                                                   (909)         (821)          (825)          (833)         (852)
Common stock issued                                           59            98            117             25           154
Common stock repurchased                                    (812)         (821)          (712)          (911)       (1,954)
Change in FAS 115 adjustment-net
    unrealized gains (losses)                              1,058           733            (47)           166          (726)
Change in preferred equity                                    (2)           (1)            (2)             -            (1)
Foreign currency translation
    adjustment and other                                     (10)          (19)           (32)           180            20
                                                     ------------    ----------    -----------    -----------    ----------
Ending total shareholders' equity                        $47,628       $46,859        $45,861        $45,299       $44,432
                                                     ------------    ----------    -----------    -----------    ----------

Preferred equity                                             (72)          (74)           (75)           (77)          (77)
                                                     ------------    ----------    -----------    -----------    ----------

Ending common equity                                     $47,556       $46,785        $45,786        $45,222       $44,355
                                                     ------------    ----------    -----------    -----------    ----------

FAS 115 adjustment - end of period                         ($560)      ($1,618)       ($2,351)       ($2,304)      ($2,470)

Total equity as a percentage of total assets                7.42  %       6.98 %         6.75 %         6.90 %        7.02 %

Risk-based capital ratios:
    Tier 1 capital                                       $40,667       $40,696        $40,257        $39,355       $38,651
    Tier 1 capital ratio                                    7.50  %       7.32 %         7.40 %         7.42 %        7.35 %
    Total capital                                        $59,826       $60,063        $60,027        $58,376       $57,192
    Total capital ratio                                    11.04  %      10.80 %        11.03 %        11.00 %       10.88 %

Leverage ratio                                              6.12          6.06           6.11           6.17          6.26

Risk-weighted assets, net                               $542,169      $556,146       $543,987       $530,514      $525,625



Bank of America Corporation
Consumer and Commercial Banking Segment
------------------------------------------------------------------------------------------------------------------------------


                                   Consumer and Commercial Banking Segment Results
----------------------------------------------------------------------------------------------------------------------------
                                                                   Quarterly                             Year-to-Date
                                                         --------------------------              ---------------------------
Key Measures  (in millions)                                4Q00              3Q00                  2000              1999
---------------------------                              --------          --------              --------          --------
Total Revenue                                              $5,293            $5,142               $20,621           $21,079
Net Income                                                  1,172             1,179                 4,643             4,756
Cash Basis Earnings  (1)                                    1,337             1,344                 5,311             5,450
Shareholder Value Added                                       610               617                 2,417             2,593

Average Equity to Average Assets                             7.61 %            7.61 %                7.77 %            8.26 %
Return on Average Equity                                     19.3              19.4                  19.2              20.0
Return on Tangible Equity  (1)                               27.4              27.5                  27.4              29.1
Efficiency Ratio                                             54.8              56.3                  55.8              57.0
Cash Basis Efficiency Ratio (1)                              51.7              53.1                  52.6              53.7

Selected Average Balance
  Sheet Components  (in millions)
---------------------------------
Total Loans and Leases                                   $263,222          $265,267              $258,848          $235,966
Total Deposits                                            256,163           254,983               255,153           251,580
Total Earning Assets                                      288,982           290,065               283,030           261,171


                               Consumer and Commercial Banking Sub-Segment Results
---------------------------------------------------------------------------------------------------------------------------

                                                                    Quarterly                            Year-to-Date
                                                         --------------------------              ---------------------------
Key Measures  (in millions)                                4Q00              3Q00                  2000              1999
---------------------------                              --------          --------              --------          --------

Banking Regions
---------------
Total Revenue                                            $3,114            $3,068               $12,040           $11,852
Shareholder Value Added                                     486               488                 1,739             1,488
Cash Basis Earnings  (1)                                    822               825                 3,095             2,898
Cash Basis Efficiency Ratio  (1)                           56.2 %            56.1 %                57.8 %            61.5 %

Consumer Products
-----------------
Total Revenue                                            $1,440            $1,303                $5,555            $6,193
Shareholder Value Added                                     123                44                   434               681
Cash Basis Earnings  (1)                                    383               305                 1,456             1,628
Cash Basis Efficiency Ratio  (1)                           44.2 %            47.8 %                44.0 %            42.8 %

Commercial Banking
------------------
Total Revenue                                              $739              $771                $3,026            $3,034
Shareholder Value Added                                       1                85                   244               424
Cash Basis Earnings  (1)                                    132               214                   760               924
Cash Basis Efficiency Ratio  (1)                           47.0 %            50.1 %                47.8 %            45.9 %

(1) Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.

Bank of America Corporation
Global Corporate and Investment Banking Segment
-----------------------------------------------------------------------------------------------------------------------------------

                                Global Corporate and Investment Banking Segment Results
-----------------------------------------------------------------------------------------------------------------------------------

                                                                             Quarterly                          Year-to-Date
                                                                   ----------------------------         --------------------------
Key Measures  (in millions)                                          4Q00               3Q00              2000             1999
---------------------------                                        --------           --------          --------         --------
Total Revenue                                                        $2,022             $2,189            $8,965           $8,242
Net Income                                                              164                592             2,052            2,292
Cash Basis Earnings  (1)                                                204                633             2,213            2,450
Shareholder Value Added                                                (213)               203               556              848

Average Equity to Average Assets                                       5.57 %             5.65 %            5.64 %           6.14 %
Return on Average Equity                                                4.7               16.5              14.9             17.2
Return on Tangible Equity  (1)                                          6.5               19.5              17.7             20.4
Efficiency Ratio                                                       66.8               54.4              57.1             55.9
Cash Basis Efficiency Ratio (1)                                        64.8               52.5              55.3             54.0

Selected Average Balance
  Sheet Components  (in millions)
---------------------------------
Total Loans and Leases                                             $112,597           $114,580          $111,323         $108,246
Total Deposits                                                       69,909             73,550            69,980           65,057
Total Earning Assets                                                210,820            213,735           206,382          183,020



                            Global Corporate and Investment Banking Sub-Segment Results
------------------------------------------------------------------------------------------------------------------------------------

                                                                             Quarterly                          Year-to-Date
                                                                   ----------------------------         --------------------------
Key Measures  (in millions)                                           4Q00              3Q00              2000             1999
---------------------------                                        --------           --------          --------         --------
Global Credit Products
----------------------
Total Revenue                                                         $730               $760            $3,066           $3,110
Shareholder Value Added                                               (167)                76               101              530
Cash Basis Earnings  (1)                                                92                336             1,112            1,511
Cash Basis Efficiency Ratio  (1)                                      29.0 %             20.9 %            23.5 %           21.6 %

Global Capital Raising
----------------------
Total Revenue                                                         $579               $745            $2,837           $2,060
Shareholder Value Added                                                (91)                45                66              (58)
Cash Basis Earnings  (1)                                                (6)               141               412              212
Cash Basis Efficiency Ratio  (1)                                      97.3 %             70.8 %            77.7 %           87.2 %

Global Markets
--------------
Total Revenue                                                         $379               $342            $1,707           $1,704
Shareholder Value Added                                                 32                 46               274              269
Cash Basis Earnings  (1)                                                75                 90               454              511
Cash Basis Efficiency Ratio  (1)                                      69.4 %             59.2 %            58.2 %           55.6 %

Global Treasury Services
------------------------
Total Revenue                                                         $334               $342            $1,355           $1,368
Shareholder Value Added                                                 13                 36               115              107
Cash Basis Earnings  (1)                                                43                 66               235              216
Cash Basis Efficiency Ratio  (1)                                      81.6 %             76.2 %            77.1 %           75.4 %

(1) Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.

Bank of America Corporation
Asset Management Group Segment
------------------------------------------------------------------------------------------------------------------------------

                                        Asset Management Group Segment Results
------------------------------------------------------------------------------------------------------------------------------

                                                              Quarterly                                 Year-to-Date
                                                      --------------------------                ----------------------------
Key Measures  (in millions)                            4Q00                 3Q00                  2000                 1999
---------------------------                           -------            -------                -------              -------
Total Revenue                                            $585               $555                 $2,284               $2,141
Net Income                                                129                154                    601                  510
Cash Basis Earnings  (1)                                  135                160                    625                  535
Shareholder Value Added                                    81                106                    413                  330

Average Equity to Average Assets                         7.04 %             7.29 %                 7.41 %               8.39 %
Return on Average Equity                                 28.9               34.5                   34.0                 29.9
Return on Tangible Equity  (1)                           33.5               39.8                   39.3                 35.3
Efficiency Ratio                                         57.0               54.6                   55.0                 57.6
Cash Basis Efficiency Ratio (1)                          56.0               53.6                   53.9                 56.4

Selected Average Balance
  Sheet Components  (in millions)
  -------------------------------
Total Loans and Leases                                $23,371            $22,634                $22,130              $18,725
Total Deposits                                         11,343             11,438                 11,366               11,405
Total Earning Assets                                   24,388             23,615                 23,078               19,464

(1) Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.

Bank of America Corporation
Equity Investments Segment
----------------------------------------------------------------------------------------------------------------------------

                                           Equity Investments Segment Results
----------------------------------------------------------------------------------------------------------------------------
                                                                         Quarterly                        Year-to-Date
                                                               --------------------------          -------------------------
Key Measures  (in millions)                                      4Q00              3Q00             2000            1999
---------------------------                                    ----------         -------          --------         --------
Total Revenue                                                      $(89)             $346             $864            $686
Net Income                                                          (73)              197              460             330
Cash Basis Earnings  (1)                                            (70)              200              471             341
Shareholder Value Added                                            (136)              140              243             176

Average Equity to Average Assets                                  33.75 %           35.60 %          34.70 %         36.44 %
Return on Average Equity                                          (13.4)             39.7             24.3            24.1
Return on Tangible Equity  (1)                                    (13.4)             41.9             25.9            26.3
Efficiency Ratio                                                  (32.1)              6.9             12.7            18.6
Cash Basis Efficiency Ratio (1)                                   (29.1)              6.1             11.4            17.0

Selected Average Balance
  Sheet Components  (in millions)
---------------------------------
Total Loans and Leases                                             $462              $450             $436            $309
Total Deposits                                                       19                18               14               9
Total Earning Assets                                                473               469              456             370

(1) Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.